UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section l2(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:

Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction  A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction  A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-146801

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of each series (each, a “Fund”) of ProShares Trust II (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 4 to the Trust’s Registration Statement under the Securities Act of 1933 on Form S-1 (Commission File No. 333-146801) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each Fund to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Fund Name
ProShares Ultra DJ-AIG Commodity	26-2928229
ProShares UltraShort DJ-AIG Commodity	26-2928330
ProShares Ultra DJ-AIG Crude Oil	26-2928476
ProShares UltraShort DJ-AIG Crude Oil	26-2928521
ProShares Ultra Gold	26-2928618
ProShares UltraShort Gold	26-2928669
ProShares Ultra Silver	26-2928729
ProShares UltraShort Silver	26-2928764
ProShares Ultra Euro	26-2928818
ProShares UltraShort Euro	26-2928860
ProShares Ultra Yen	26-2928892
ProShares UltraShort Yen	26-2929127

Item 2. Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST II

Date: October 29, 2008	By:	/s/ Louis M. Mayberg
Louis M. Mayberg Principal Executive Officer